UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2007

Pennichuck Corporation
(Exact name of registrant as specified in charter)

New Hampshire	0-18552	02-0177370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Manchester Street, Merrimack, New Hampshire 03054
(Address of principal executive offices)

(603) 882-5191
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the resignation of Michael C.J. Fallon, President of The Southwood Corporation, a wholly-owned subsidiary of Pennichuck Corporation (the “Company”), the Company and Mr. Fallon entered into a Confidential Separation Agreement and Release (the “Separation Agreement”) on November 16, 2007, which became effective on November 26, 2007.  The Separation Agreement provides that Mr. Fallon will receive regular compensation and benefits through November 16, 2007 and will continue to be covered under the Company’s group health coverage until November 30, 2007.  Mr. Fallon agreed to make himself reasonably available to the Company for discussions related to transition information and services, and consented to a general release of any and all known and unknown claims against the Company.  In consideration for Mr. Fallon’s entry into the Separation Agreement and his obligations thereunder, the Company will pay Mr. Fallon a one-time payment of $110,000.  No portion of this payment is chargeable to the Company’s regulated water utilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNICHUCK CORPORATION
(Registrant)

Date: November 27, 2007	By:	/s/ William D. Patterson
	Name:	William D. Patterson
	Title:	Senior Vice President and Chief Financial Officer